EXHIBIT 5

                                    AGREEMENT


                  AGREEMENT, made as of the 1st day of June, 1982 by and between THE RAINBOW FUND, INC., a corporation organized under the laws of the State of Delaware (hereinafter called the "Fund") and ROBERT M. FURMAN (hereinafter called "RMF").

                  WHEREAS, the Fund is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940; and

                  WHEREAS, RMF operates a brokerage business and is a registered investment adviser; and

                  WHEREAS, the Fund has retained RMF to render such services to the Fund pursuant to an Investment Advisory Agreement effective as of September 6, 1974; and

                  WHEREAS, the Fund desires to continue to retain RMF to render such services to the Fund in the manner and on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                  1. The Fund hereby employs RMF to advise it with respect to the investment and reinvestment of the assets of the Fund and the administration of the Fund's affairs, subject to the supervision of the Board of Directors of the Fund and RMF hereby accepts such employment upon the terms and conditions hereinafter set forth. The Investment Advisory Agreement effective as of September 6, 1974 by and between Mates Investment Fund and RMF (the "Agreement") annexed hereto as Exhibit A is hereby readopted in its entirety, as the Investment Advisory Agreement between the Fund and RMF effective as of the date hereof which Agreement sets forth all of the terms and conditions of the Investment Advisory Agreement being entered into herein as if set forth herein with such modifications as are hereinafter provided.

                  2. Notwithstanding the provisions of Paragraph 7 of the Agreement, and independent of the provisions of Paragraph 8 thereof, the compensation to be paid to RMF pursuant to Paragraph 7 shall be further reduced, but not below zero, by 50% of the amount by which portfolio brokerage commissions received by RMF exceed 2% of the Fund's average annual net assets.

                  3. Any notices required to be given hereunder shall be given in writing by certified or registered mail addressed, if to RMF at 60 Broad Street, New York, New York 10004, and if to the fund at 60 Broad Street, New York, New York 10004, or to such other address as any party may give to the other party, provided such request for a change of address shall be forwarded by certified or registered mail, as aforesaid.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers, thereunder duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                                     THE RAINBOW FUND, INC.


                                            By:      ___________________________
                                                             President


                                                     ---------------------------
                                                     Robert M. Furman
                                                     Investment Adviser

                                                                       Exhibit A

                          INVESTMENT ADVISORY AGREEMENT

         AGREEMENT made as of the 6th day of September, 1974 by and between MATES INVESTMENT FUND., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Fund") and ROBERT M. FURMAN (hereinafter called "RMF").

         WHEREAS, the Fund is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940; and

         WHEREAS, RMF operates a brokerage business and is a registered investment adviser;

         WHEREAS, Fund desires to retain RMF to render such services to the Fund in the manner and on the terms and conditions hereinafter set forth;
         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. The Fund hereby employs RMF to advise it with respect to the investment and reinvestment of the assets of the Fund and the administration of its affairs, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms in this Agreement set forth, RMF hereby accepts such employment and agrees during such period, to render the services and to assume the obligations herein set forth, for the compensation herein provided. RMF shall for all purposes herein be deemed to be and independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         2. RMF shall furnish the Fund with such research, statistical analysis and studies on companies and industries, as shall be required in order to formulate a continuous investment program for the Fund, and shall regularly review the Fund's portfolio in order to assure that it remains consistent with the stated objectives of the Fund as set forth in its most recent Prospectus. In connection with the foregoing, RMF shall furnish continuous advice with respect to the purchase and sale of portfolio securities or the retention of a portion of the Fund's assets uninvested or in interest bearing obligations.

         3. (a) MF shall furnish, without expense to the Fund, the services of members of his organization) including persons who are officers or employees of the Fund) to extent such persons are engaged in rendering the services undertaken pursuant to paragraph 2 hereof. In addition, all sales and promotional expenses such as "tombstone" advertising in newspapers, financial publications or periodicals, in connection with distribution of shares of the Fund (excluding expenses incurred in complying with federal and state laws regulating the sale of securities) shall be paid by RMF.

            (b) In addition to the services set forth in paragraph 3(a), RMF shall supply and pay for suitable office space and such secretarial and administrative personnel as shall be necessary to (i) maintain Fund books and records not maintained, and to process general Fund administrative requirements not processed, pursuant to any administrative agreement as described in paragraph 4;

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
and (ii) carry out appropriate stockholder relations programs and administer stockholder correspondence related thereto.

         4. RMF shall not be obligated to provide any services to the Fund, other than those specified in paragraphs 2 and 3 above. Except as provided in paragraphs 2 and 3, all of the costs of administering the Fund and carrying on its day-to-day operations shall be borne by the Fund. Without limiting the foregoing, the Fund shall be responsible and pay directly for the charges of any firm or corporation which by administrative agreement with the Fund keeps and maintains the Fund's books and accounts and receives and processes Fund share orders and redemptions; the charges of the transfer agent and custodian; auditors' fees; brokerage commissions; taxes and corporate fees; office administration expense such as telephone and postage charges, equipment rental and stationary costs; the cost of stock certificates; the costs of issue, sale, repurchase and redemption of the Fund's shares; the costs and expenses of compliance with federal and state statutes regulating the issue and sale of its securities; expenses of shareholders' and directors' meetings and of preparing, printing and mailing proxy statements, notices and reports to shareholders; fees and travel expenses of independent and unaffiliated directors; legal fees, including, without limitation, services rendered in connection with the Fund's corporate structure, relations with its shareholders, and litigation to which the Fund is a party; and interest payable on the Fund's borrowings.

         5. RMF shall only be obligated to use its best efforts in the furnishing of investment supervisory services to be rendered hereunder, RMF may, at its expense, employ other persons to furnish to RMF statistical and other factual information, advise regarding economic factors and trends, information with regard to technical and scientific developments, and such other information and assistance as RMF may desire.

         6. Each of the parties agree that in all matters relating to the performance of this Agreement, it will conform to and comply with the requirements of the Investment Company Act of 1940, the Investment Advisers Act of 1940 and all other applicable federal or state laws and regulations. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its certificate of incorporation or by-laws or to any applicable statute or regulation, or to relieve or deprive the board of directors of the Fund of its responsibility for and control of the conduct of the affairs of the Fund. RMF agrees that in all matters relating to the administration of the Fund and the supervision of its investments it will act in conformity with the investment policies and objectives contained in the Registration Statement and Prospectuses of the Fund.

         7. As full compensation for all services rendered and expenses assumed by RMF hereunder and subject to paragraph 8 below, the Fund agrees to pay to RMF and RMF agrees to accept, a yearly fee at the rate of (i) five-eighths of one percent (5/8 of 1%) of the average annual net asset value of the Fund with respect to that portion of net assets not exceeding $2,000,000; and (ii) one-half of one percent (1/2 of 1%) of the average annual-net asset value with respect to that portion of net assets and three-eights of one percent (3/8 of 1%) of the average annual net value in excess of $5,000,000. Net asset value shall be determined in accordance with the provisions of the Investment Company Act of 1940 and Rule 2(a)(4) thereunder.


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

         Such amounts shall be accrued daily on the basis of the number of market days in each year, by computing the net asset value of the Fund, in the manner provided by its certificate of incorporation, as at the close of the New York Stock Exchange on each day on which said Exchange is open.

         The amounts thus accrued during each calendar month shall be paid to RMF on the fifteenth business day succeeding the date upon which the annual financial statement of the Fund is certified by its independent public accountants, less appropriate accrued credits to the Fund arising by virtue of the provisions of paragraph 8 hereof.

         8.   Notwithstanding   the   provisions  of  paragraph  7  above,   the
compensation to be paid to RMF pursuant to paragraph 7 shall be reduced by making the calculations set forth below:

         The said compensation shall be reduced, but not below zero, by the amount, if any, b y which the expenses of the Fund (exclusive of such compensation, interest, brokerage commissions, taxes, dividends on short sales and legal fees incurred in connection with litigation in which the Fund is a plaintiff) exceed the following percentages of the indicated portions of the average annual net assets of the Fund:


              Portion of Average                  Management Fee Reduced By
              Annual Net Assets:                   Amount Expenses Exceed:

         Below $10,000,000                                   3%

         From $10,000,000 to $30,000,000                     1/2%

         Above $30,000,000                                   1/4%


         9. The services of RMF to the Fund are not to be deemed to be exclusive, and RMF shall be free to render investment advisory and corporate administrative or other services to the other investment companies and to engage in other activities. Employees or agents of RMF, to the extent permitted by law and any other applicable regulations, are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers or directors of any other firm or corporations, including other investment companies.

         10. RMF agrees that neither it nor any of its officers or directors will take any long or short position in the capital stock of the Fund, except that it or they may purchase shares of such capital stock for investment at the price at which such shares are available to the public at the time of purchase.

         11. In the absence of wilful misfeasance, bad faith or gross negligence or reckless disregard for its obligations under this contract, RMF shall not be liable for any act or omission in the course of or in connection with the rendition of services hereunder.

         12. In the purchase and sale of the Fund's portfolio securities RMF shall employ such brokers, including RMF, as may, in the best judgment of RMF, implement the policy of the Fund to obtain the best execution of the Fund's portfolio transactions. Consistent with the policy, RMF is authorized to direct the execution of the Fund's portfolio transactions to brokers furnishing investment information or research deemed by RMF to be useful or valuable to the performance of its investment advisory functions for the Fund. Transactions in portfolio securities on a securities exchange of a size such that there is no fixed commission as to a portion thereof ("negotiated transactions"), may be directed for execution to any broker, which, in the good faith judgment of RMF,
(i) is qualified to obtain the best price and execution of the particular transaction; and (ii) may be expected to charge a commission in respect of such transaction at least as favorable to the Fund as other brokers similarly qualified to execute that transaction. As to brokers other than RMF, RMF shall have discretion in assigning an execution or negotiating a commission to be paid therefor, to consider the full range and quality of a broker's services which benefit the Fund, including bona fide investment research or other services which RMF believes are valuable to the Fund's interest. RMF shall have discretion to pay a commission rate that will assure reliability and quality of service provided that it is reasonable. Where the commission rate reflects services furnished to the Fund in addition to the cost of execution. RMF shall maintain such records as shall permit it to demonstrate upon request of the Fund that such expenditures were bona fide. It is understood and agreed that all such expenditures must be rendered in the b est interest of the Fund.

         In the selection of a broker for the execution of any negotiated transaction, RMF shall not have an obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate applicable to negotiated transaction. However, RMF shall be required to consider such "posted" commission rates, if any, as may be applicable to the transaction as well as any other information available at the time, as to the level of commission known to be charged on comparable transactions by other qualified brokerage firm. In reaching a judgment relative to the qualifications of a broker to obtain the best execution of any particular negotiated transaction, RMF may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance of the Fund of speed, efficiency and confidentiality of execution; the execution capabilities required by the circumstances of the particular transactions; and the broker's apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold.

         The Fund recognizes and intends that RMF will act as the Fund's regular broker and may be the major recipient of brokerage fees paid by the Fund. RMF may execute portfolio transactions of the Fund except when better price or execution has been determined to be obtainable through another broker. Brokerage charges on negotiated transactions executed by RMF for the Fund may not be less favorable to the Fund than his contemporaneous charge for the execution of similar transactions to its most favored unaffiliated customers. Such brokerage commissions may not reflect anything other than payment for the execution services performed on such transactions. Research services will not be a consideration in the allocation of brokerage to RMF, nor will RMF nor any affiliate receive or seek to receive reciprocal brokerage business related to or generated through the executions of the Fund portfolio transactions.

         13. The term of this Agreement shall begin on the date first above written and this Agreement shall remain in effect for a period of (1) year from that date, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect from years to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof, if such continuation shall be specifically approved at least annually (a) by the board of directors, including the vote of a majority of the directors who are not parties to this agreement or "interested persons" of any such party (as that term is defined in the Investment Company Act of 1940, as amended) cast in person at a meeting called for that purpose; or (b) by such vote of such directors of the Fund and by a vote of a majority of the outstanding voting securities of the Fund. Anything in this paragraph to the contrary notwithstanding, this Agreement shall terminate without penalty:

                  (i) in the event of its assignment (withing the meaning of the Investment Company Act of 1940) by RMF or the Fund, or

                  (ii) at any time upon sixty (60) days notice in writing by RMF or the Fund, provided that in the case of the Fund, such termination is approved by a vote of the board of directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund.

         14. Any notices required to be given hereunder shall be given in the writing by certified or registered mail addressed, if to RMF at 1230 Broadway, New York, NY., and if to the Fund at 1354 First Avenue, New York, N.Y., or to such other address as any party may give to the other party, provided such request for a change of address shall be forwarded by certified or registered mail, as aforesaid.

         15. This Agreement contains the entire agreement between the parties, shall be governed by the laws of the State of New York and may not be altered or changed, except as otherwise provided herein, except by an agreement in writing signed by all of the parties hereto.

         16. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective successors and assigns (to the extent permitted by law).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                                   MATES INVESTMENT FUND, INC.
     ATTEST

                                               By  __________________________
     _________________________                                President
     Secretary

                                                   __________________________
                                                             Robert M. Furman

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